Exhibit 99.1

                              FOR IMMEDIATE RELEASE
                              Contact: Investor Relations
                              Telephone: 712.732.4117

META FINANCIAL GROUP, INC. (R) REPORTS THIRD QUARTER RESULTS

Storm Lake, Iowa - (July 26, 2006) Meta Financial Group, Inc. (the "Company") (NASDAQ-Global Market: CASH) today reported net income of $2,483,000, or $0.98 per diluted share, for the 2006 fiscal year third quarter ended June 30, 2006, compared to a net loss of $2,312,000, or $0.94 per diluted share, for the same period last year. Net income for the first nine months of the 2006 fiscal year totaled $3,260,000, or $1.30 per diluted share, compared to a net loss of $1,471,000, or $0.60 per diluted share for the same period last year. Earnings in the current period were impacted by non-recurring fee income, partially offset by higher compensation, legal, and consulting expenses. Each of these items is discussed in detail below. Earnings in the fiscal year 2005 period were impacted by a higher provision for loan loss related to an impairment in the Company's loan portfolio.

For the third fiscal quarter of 2006, Meta Payment Systems(R), a separate reportable segment, recorded net income of $2,572,000, or $1.02 per diluted share, compared to a loss of $152,000, or $0.06 per diluted share for the third fiscal quarter of 2005. Meta Payment Systems' results for the quarter included non-recurring pre-tax fee income of $2,570,000, which is discussed below. For the nine month period ended June 30, 2006, Meta Payment Systems recorded net income of $3,423,000, or $1.36 per diluted share, compared to a loss of $867,000, or $0.35 per diluted share, for the nine month period ended June 30, 2005.

Meta Financial Group's net interest income for the third quarter of fiscal year 2006 was $5,124,000 compared to $5,116,000 for the third quarter of fiscal year 2005. For the nine months ended June 30, 2006 net interest income totaled $14,834,000 compared to $14,792,000 for the same period in the prior fiscal year. While net interest income has remained relatively unchanged on a comparable period basis, the current period's results reflect higher margins on a smaller balance sheet. Margin improvement has arisen from a more favorable funding mix, resulting primarily from growth in the Company's low-cost demand deposits, a decrease in low-margin wholesale investments and borrowings, and a rising interest rate environment. Further discussion of the Company's favorable balance sheet changes is included below.

During the third fiscal quarter of 2006, Meta Financial Group recorded no provision for loan losses. During the third fiscal quarter of 2005, the Company recorded a provision for loan losses of $4,956,000 stemming primarily from loans to three companies involved in the sales, service, and financing of automobiles. During the nine month period ended June 30, 2005, the Company recorded a provision for loan losses of $5,390,000.

Meta Financial Group also recorded $2,570,000 in non-recurring fee income during the third fiscal quarter of 2006, related to a purchased portfolio of prepaid debit cards. Excluding this non-recurring item, card fee income for the third quarter of fiscal year 2006 was $2,489,000. This compares to $374,000 for the third quarter of fiscal year 2005. The increase relates to the significant growth at Meta Payment Systems. Again, excluding the non-recurring item, card fee income for the nine month period ending June 30, 2006 was $5,160,000 compared to $555,000 for the same period in fiscal year 2005.

The Company's compensation expense for the third fiscal quarter of 2006 totaled $3,676,000, which reflected a $752,000 increase compared to the same quarter in fiscal 2005. For the first nine months of fiscal year 2006, compensation expense totaled $10,302,000, which reflected an increase of $1,686,000 compared to the same period in fiscal year 2005. The increase was primarily the result of staff acquisition costs and recruitment expenses related to the growth at Meta Payment Systems, and the full-staffing of two de novo branch facilities in the Sioux Falls market.

The Company also incurred higher legal and consulting expenses in the third fiscal quarter of 2006. These expenses rose $763,000 from $88,000 in the third fiscal quarter of 2005 to $851,000. The vast majority of the increase in the third quarter arose from consulting work related to section 404 of the Sarbanes-Oxley Act. The Company has contracted with an outside consulting firm to complete implementation work related to the Sarbanes-Oxley Act. These expenses are not expected to continue at this level over the long-term. For the nine month period ended June 30, 2006, legal and consulting expenses rose $2,148,000 from $248,000 for the same period in fiscal year 2005 to $2,396,000. In addition to higher consulting expenses from Sarbanes-Oxley implementation, the Company also incurred higher legal expenses related to the aforementioned auto-related loans. The Company has been named in several lawsuits by participant banks related to these loans, and the Company is vigorously defending these claims. At this time, the Company continues to expect that total cash expenditures on collection efforts related to these loans will range between $750,000 and $1,100,000. A listing of lawsuits recently filed is attached at the conclusion of this earnings release.

As of June 30, 2006, Meta Financial Group had assets totaling $746.8 million, compared to $776.3 million at September 30, 2005. The reduction in total assets of $29.5 million reflects the Company's planned strategy to reduce the level of lower yielding investment securities and pay off higher costing wholesale borrowings. Investment and mortgage-backed securities totaled $204.0 million at June 30, 2006, compared to $268.4 million at September 30, 2005, reflecting a decrease of $64.4 million. Similarly, advances from the Federal Home Loan Bank of Des Moines, and other wholesale borrowings, declined $47.6 million from $190.5 million at September 30, 2005 to $142.9 million at June 30, 2006. The Company's deposit mix has also changed favorably. At June 30, 2006, total deposits were $553.1 million, or $12.3 million higher than at September 30, 2005. Over this same time period, low- or no-costing demand deposits rose $77.2 million, from $135.6 million at September 30, 2005 to $212.8 million at June 30, 2006, while higher costing certificates of deposit decreased $49.3 million, from $268.1 million at September 30, 2005 to $218.8 million at June 30, 2006. As of June 30, 2006 the Company's shareholders' equity totaled $43.5 million. Both of the company's banking subsidiaries, MetaBank and MetaBank West Central, meet regulatory requirements for classification as well-capitalized institutions.

Shareholders of record on June 15, 2006 received a quarterly cash dividend of $0.13 per share, which was paid on July 3, 2006. During the quarter ended June 30, 2006, Meta Financial Group shares traded between $21.22 and $23.18.

The following three lawsuits were filed against MetaBank during the quarter ended June 30, 2006 or shortly thereafter:

First Midwest Bank-Deerfield Branches and Mid-Country Bank v. MetaBank (Civ. No. 06-2241). On June 28, 2006, First Midwest Bank-Deerfield Branches and Mid-Country Bank filed suit against MetaBank in South Dakota's Second Judicial Circuit Court, Minnehaha County, in the above titled action. The complaint alleges that plaintiff banks, who were participating lenders with MetaBank on a series of loans made to Dan Nelson Automotive Group ("DNAG") and South Dakota
Acceptance Corporation ("SDAC"), suffered damages exceeding $1 million as a result of MetaBank's placement and administration of the loans that were the subject of the loan participation agreements. The complaint sounds in breach of contract, negligence, gross negligence, negligent misrepresentation, fraud in the inducement, unjust enrichment and breach of fiduciary duty. On July 17, 2006, MetaBank removed the case from state court to the United States District Court for the District of South Dakota, where the action has been assigned case no. Civ. 06-4114.

First Premier Bank v. MetaBank (Civ. No. 06-2277). On July 5, 2006, First Premier Bank filed suit against MetaBank in South Dakota's Second Judicial Circuit Court, Minnehaha County in the above titled action. The complaint alleges that First Premier, a participating lender with MetaBank on a series of loans made to SDAC, has suffered damages in an as yet undetermined amount as a result of MetaBank's actions in selling to First Premier a participation in a loan made to SDAC and MetaBank's actions in administering that loan. The complaint sounds in breach of contract, breach of covenant of good faith and fair dealing, fraudulent inducement, fraud, deceit, negligent misrepresentation, fraudulent misrepresentation, conversion, negligence, gross negligence, breach of fiduciary duty and unjust enrichment. On July 17, 2006, MetaBank removed the case from state court to the United States District Court for the District of South Dakota, where the action has been assigned case no. Civ. 06-4115.

Home Federal Bank v. J. Tyler Haahr, Daniel A. Nelson and MetaBank (Civ. No. 06-2230). On June 26, 2006, Home Federal Bank filed suit against MetaBank and two individuals, J. Tyler Haahr and Daniel A. Nelson, in South Dakota's Second Judicial Circuit Court, Minnehaha County in the above titled action. The complaint alleges that Home Federal, a participating lender with MetaBank on a series of loans made to DNAG and SDAC, suffered damages exceeding $3.8 million as a result of failure to make disclosures regarding an investigation of Nelson, DNAG and SDAC by the Iowa Attorney General at the time Home Federal agreed to an extension of the loan participation agreements. The complaint sounds in fraud, negligent misrepresentation, breach of fiduciary duty, conspiracy and breach of duty of good faith and fair dealing.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central(R), and Meta Trust Company(R). MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems prepaid debit card division. MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market. Eighteen offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.


The Company, and its wholly-owned subsidiaries, MetaBank, MetaBank WC, and Meta Trust Company may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems Division; credit quality and adequacy of reserves; technology; and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;
inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks involved in the foregoing litigation.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filings with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

                              Financial Highlights

--------------------------------------------------------------------------------
                  Consolidated Statement of Financial Condition
--------------------------------------------------------------------------------
(In Thousands)
Assets                                             June 30, 2006  Sept. 30, 2005
     Cash and Cash Equivalents                        $ 91,999       $ 14,370
     Investments & Mortgage-backed Securities          203,950        268,406
     Loans, net                                        399,088        440,496
     Other Assets                                       51,773         53,077
                                                      --------       --------
          Total Assets                                $746,810       $776,349
                                                      ========       ========

Liabilities
     Deposits                                         $553,066       $540,770
     Borrowed Money                                    142,923        190,522
     Other Liabilities                                   7,329          2,098
                                                      --------       --------
          Total Liabilities                           $703,318       $733,390
                                                      --------       --------

Shareholders' Equity                                  $ 43,492       $ 42,959
                                                      --------       --------
          Total Liabilities and Shareholders' Equity  $746,810       $776,349
                                                      ========       ========

--------------------------------------------------------------------------------
                        Consolidated Statements of Income
--------------------------------------------------------------------------------

                                        For the 3 Months      For the 9 Months
(Dollars In Thousands                    Ended June 30:        Ended June 30:
except per share data)                   2006      2005       2006       2005
Interest Income                        $ 10,315  $ 10,813   $ 30,686   $ 30,970
Interest Expense                          5,191     5,697     15,852     16,178
                                       --------  --------   --------   --------
Net Interest Income                       5,124     5,116     14,834     14,792
     Provision for Loan Losses                0     4,956       (310)     5,391
                                       --------  --------   --------   --------

Net Interest Income After
     Provision for Loan Losses            5,124       160     15,144      9,401
Other Income                              5,736       949      9,778      2,234
Other Expenses                            6,925     4,666     19,916     14,014
                                       --------  --------   --------   --------
Income Before Income Tax                  3,935    (3,557)     5,006     (2,379)
     Income Tax Expense                   1,452    (1,245)     1,747       (908)
                                       --------  --------   --------   --------
Net Income                             $  2,483  $ (2,312)  $  3,259   $ (1,471)
                                       ========  ========   ========   ========

Earnings Per Common Share (Basic):     $   1.00  $  (0.94)  $   1.32   $  (0.60)
                                       ========  ========   ========   ========
Earnings Per Common Share (Diluted):   $   0.98  $  (0.94)  $   1.30   $  (0.60)
                                       ========  ========   ========   ========

--------------------------------------------------------------------------------
                         Selected Financial Information
--------------------------------------------------------------------------------

For the 9 Months Ended June 30,                               2006        2005
     Return on Average Assets                                 0.60%       -0.25%
     Return on Average Equity                                10.58%       -4.28%
     Average Shares Outstanding for
      Diluted Earnings per Share                         2,513,681    2,513,928

At Period Ended:                                 March 31, 2006   Sept. 30, 2005
     Equity to Total Assets                             5.82%             5.53%
     Book Value per Common Share Outstanding       $    17.28       $    17.16
     Tangible Book Value per Common Share
      Outstanding                                  $    15.93       $    15.80
     Common Shares Outstanding                      2,516,655        2,503,655
     Non-Performing Assets to Total Assets               0.56%            0.69%


        Meta Financial Group(R) \ 121 East Fifth Street \ P.O. Box 1307
                            \ Storm Lake, Iowa 50588